Exhibit (h)(4)

                       TRANSFER AGENCY SERVICES AGREEMENT
                       ----------------------------------

         THIS AGREEMENT is made as of June 10, 2006 by and among PFPC INC., a Massachusetts corporation ("PFPC"), and ALLEGIANT ADVANTAGE FUND and ALLEGIANT FUNDS, both a Massachusetts business trust (each, a "Fund," and together, the "Funds").

                              W I T N E S S E T H:

         WHEREAS, each Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, each Fund wishes to retain PFPC to serve as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent to its investment portfolios listed on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time (each a "Portfolio"), and PFPC wishes to furnish such services.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.       DEFINITIONS. As used in this Agreement:

(a)      "1933 ACT" means the Securities Act of 1933, as amended.

(b)      "1934 ACT" means the Securities Exchange Act of 1934, as amended.

(c) "AUTHORIZED PERSON" means any officer of a Fund and any other person duly authorized by the Fund's Board of Directors to give Oral
         Instructions and Written Instructions on behalf of the Fund. An Authorized Person's scope of authority may be limited by setting forth such limitation in a written document signed by the relevant Fund and PFPC.

(d)      "CEA" means the Commodities Exchange Act, as amended.

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(e)      "ORAL  INSTRUCTIONS"  mean oral  instructions  received by PFPC from an
         Authorized Person or from a person reasonably believed by PFPC to be an Authorized Person. PFPC may, in its sole discretion in each separate instance, consider and rely upon instructions it receives from an Authorized Person via electronic mail as Oral Instructions.

(f)      "SEC" means the Securities and Exchange Commission.

(g)      "SECURITIES LAWS" mean the 1933 Act, the 1934 Act, the 1940 Act and the
         CEA.

(h) "SHARES" mean the shares of beneficial interest of any series or class of a Fund.

(i)      "WRITTEN  INSTRUCTIONS"  mean (i)  written  instructions  signed  by an
         Authorized Person and received by PFPC or (ii) trade instructions transmitted (and received by PFPC) by means of an electronic transaction reporting system access to which requires use of a password or other authorized identifier. The instructions may be delivered by electronically (with respect to sub-item (ii) above) or by hand, mail, tested telegram, cable, telex or facsimile sending device.

2. APPOINTMENT. Each Fund hereby appoints PFPC to serve as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent to it in accordance with the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish such services.

3. COMPLIANCE WITH RULES AND REGULATIONS. PFPC undertakes to comply with all applicable requirements of the Securities Laws and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC hereunder. Except as specifically set forth herein, PFPC assumes no responsibility for such compliance by the Funds, the Portfolios or any other entity.

4.       INSTRUCTIONS.

(a) Unless otherwise provided in this Agreement, PFPC shall act only upon Oral Instructions or Written Instructions.

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(b)      PFPC shall be  entitled  to rely upon any Oral  Instruction  or Written
         Instruction it receives from an Authorized Person (or from a person reasonably believed by PFPC to be an Authorized Person) pursuant to this Agreement. PFPC may assume that any Oral Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of a Fund's organizational documents or this Agreement or of any vote, resolution or proceeding of a Fund's Board of Trustees or of the Fund's shareholders, unless and until PFPC receives Written Instructions to the contrary.

(c) Each Fund agrees to forward to PFPC Written Instructions confirming Oral Instructions so that PFPC receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC or differ from the Oral Instructions shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions or PFPC's ability to rely upon such Oral Instructions.

5.       RIGHT TO RECEIVE ADVICE.

(a) ADVICE OF THE FUND. If PFPC is in doubt as to any action it should or should not take, PFPC may request directions or advice, including Oral Instructions or Written Instructions, from a Fund.

(b) ADVICE OF COUNSEL. If PFPC shall be in doubt as to any question of law pertaining to any action it should or should not take, PFPC may request advice at its own cost (unless, given the matter in question, the parties agree that such cost should properly be borne by a Fund) from counsel of its own choosing (who may be counsel for a Fund, a Fund's investment adviser or PFPC, at the option of PFPC).

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(c)      CONFLICTING  ADVICE.  In the event of a conflict between  directions or advice or Oral Instructions or Written Instructions PFPC receives from a Fund, and the advice it receives from counsel, PFPC may rely upon and follow the advice of counsel. In the event PFPC so relies on the advice of counsel, it shall be responsible for any action or omission on its part in carrying out such advice which constitutes willful misfeasance, bad faith, negligence or reckless disregard by it of any duties, obligations or responsibilities set forth in this Agreement.

(d) PROTECTION OF PFPC. PFPC shall be indemnified by each Fund and without liability for any action PFPC takes or does not take in reliance upon directions or advice or Oral Instructions or Written Instructions PFPC receives from or on behalf of a Fund or from counsel and which PFPC believes, in good faith, to be consistent with those directions or advice or Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon PFPC (i) to seek such directions or advice or Oral Instructions or Written
         Instructions, or (ii) to act in accordance with such directions or advice or Oral Instructions or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of PFPC's properly taking or not taking such action. Nothing in this subsection shall excuse PFPC when an action or omission on its part in carrying out such directions, advice, Oral Instructions or Written Instructions constitutes willful misfeasance, bad faith, negligence or reckless disregard by PFPC of any duties, obligations or responsibilities set forth in this Agreement.

6. RECORDS; VISITS. The books and records pertaining to the Funds and the Portfolios, which are in the possession or under the control of PFPC, shall be the property of the respective Funds. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable laws, rules and regulations. The Funds and Authorized Persons shall have access to such books and records at all times during PFPC's normal business hours. Upon the reasonable request of a Fund, copies of any such books and records shall be provided by PFPC to the Fund or to an Authorized Person, at the Fund's expense.

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7.       CONFIDENTIALITY.

         (a) "Confidential Information" means all information provided by a party (the "Originating Party") and any of its affiliates to another party (the "Receiving Party") in connection with this Agreement. Confidential Information shall include, without limitation: (i) list(s) of customer names and addresses and other customer-related information, regardless of whether the Originating Party's relationship with the customer ceases, including any nonpublic personal information as defined by federal law, including, but not limited to, the Gramm-Leach-Bliley Act, as it may be amended, any regulations promulgated thereunder and any other customer information protected by applicable state law; (ii) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of a Fund or PFPC, their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of them; (iii) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords a Fund or PFPC a competitive advantage over its competitors; (iv) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and (v) anything designated as confidential. Notwithstanding the foregoing, information shall not be subject to such confidentiality obligations if it: (i) is already known to the receiving party at the time it is obtained; (ii) is or becomes publicly known or available through no wrongful act of the receiving party; (iii) is rightfully received from a third party who, to the best of the receiving party's knowledge, is not under a duty of confidentiality; (iv) is released by the protected party to a third party without restriction; (v) is required to be disclosed by the receiving party pursuant to a requirement of a court order, subpoena, governmental or regulatory agency or law (provided the receiving party will provide the other party written notice of such requirement, to the extent such notice is permitted); (vi) is relevant to the defense of any claim or cause of action asserted against the receiving party; or (vii) has been or is independently
                  developed  or  obtained  by  the  receiving   party.

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         (b)      All  Confidential  Information  shall be held in the strictest confidence and will not be disclosed by either party or its representatives, except as specifically permitted by the terms hereof. Each party and its respective representatives will use the Confidential Information solely for the purposes of performing under and in compliance with the terms of this Agreement, will not use the Confidential Information for any other purpose, and will not disclose or communicate the Confidential Information, directly or indirectly, to any third party except as necessary to carry out the purpose of this Agreement. Each party further agrees that the Confidential
                  Information   will   be   disclosed   only   to  such  of  its
                  representatives   who  need  to   examine   the   Confidential
                  Information  for the purposes  described  above.  Before being
                  provided  with  any   Confidential   Information,   each  such
                  representative shall be informed of the confidential nature of the Confidential Information and shall be directed to treat the Confidential Information confidentially. Each party shall in any event be responsible for any breach of this Agreement by any of its representatives.

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         (c)      Each party shall take all steps  reasonably  necessary to keep confidential the Confidential Information and shall take all steps reasonably necessary to assure observation of this Agreement by its representatives. All Confidential Information shall remain the exclusive property of the Originating Party
                  or  its  affiliates,  as  applicable.   Upon  request  by  the
                  Originating   Party,   the  Receiving   Party  shall  promptly
                  surrender to the Originating Party any of the Confidential Information in the Receiving Party's possession, and shall surrender all Confidential Information to the Originating Party promptly and without request upon the termination of this Agreement. The Receiving Party will not retain any copies
                  of   the   Confidential   Information.   Notwithstanding   the
                  foregoing, the Receiving Party may retain originals or copies of Confidential Information as is required for such Receiving Party to comply with applicable laws, rules or regulations and for customary archival and auditing purposes.

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         (d)      In  the  event   that  a   Receiving   Party  or  any  of  its
                  representatives  is requested  or required (by oral  question,
                  interrogatories,   requests  for   information  or  documents,
                  subpoenas, civil investigation or similar process) to disclose any of the Confidential Information, such Receiving Party will, if permitted by law, provide the Originating Party and its affiliates with prompt notice of such requests so that the Originating Party or its affiliates, as applicable, may seek an appropriate protective order, or if appropriate, waive
                  compliance  with  the  provisions  of  this   Agreement.   The
                  Receiving Party will use commercially reasonable efforts to obtain or assist the Originating Party and its affiliates in obtaining such a protective order.

         (e) Each of the parties agree that any breach or threatened breach of the provisions of this Section 7 shall cause immediate and irreparable injury to the other party for which there exists no adequate remedy at law. Accordingly, the parties hereby grant each other the right to appear at any time in any court of law and to obtain an order enjoining and/or restraining the Receiving Party from using and/or disclosing such Confidential Information except as such disclosure is permitted in this Agreement. The parties shall be bound by all provisions of such protective order and/or any determination of a court of competent jurisdiction.

         (f) The provisions of this Section 7 shall survive termination of this Agreement.

8. COOPERATION WITH ACCOUNTANTS. PFPC shall cooperate with each Fund's independent public accountants and shall take all reasonable actions in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants for the expression of their opinion, as required by the relevant Fund.

9. PFPC SYSTEM. PFPC shall retain title to and ownership of any and all data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized by PFPC in connection with the services provided by PFPC to the Funds. Notwithstanding the foregoing, the parties acknowledge the Funds shall retain all ownership rights in Fund data which resides on the PFPC system.

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10.      DISASTER  RECOVERY.  PFPC shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PFPC shall, at no additional expense to a Fund, take reasonable steps to minimize service interruptions. PFPC shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by PFPC's own willful misfeasance, bad faith, negligence or reckless disregard of its duties or obligations under this Agreement.

11.      COMPENSATION.

         (a) As compensation for services rendered by PFPC during the term of this Agreement, each Fund, on behalf of its respective Portfolios, will pay to PFPC a fee or fees as may be agreed to from time to time in writing by that Fund and PFPC. In addition, each Fund agrees to pay, and will be billed separately in arrears for, reasonable expenses incurred by PFPC in the performance of its duties hereunder.

         (b) PFPC shall establish certain cash management accounts ("Service Accounts") required to provide services under this Agreement. Each Fund acknowledges (i) investment earnings may be generated from sweeping the funds in such Service Accounts into investment accounts including, but not limited, investment accounts maintained at an affiliate or client of PFPC ("Sweep Earnings"); (ii) balance credits may be earned with respect to the amounts in such Service Accounts ("Balance Credits"); and (iii) PFPC may use the services of third-party vendors in connection with the issuance of redemption and distribution checks, which may result in certain benefits such as commission or return on float paid by any such vendors ("Vendor Earnings").

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         (c)      The  undersigned  hereby  represents and warrants to PFPC that
                  (i) the terms of this  Agreement,  (ii) the fees and  expenses
                  associated  with  this  Agreement,   and  (iii)  any  benefits
                  accruing to PFPC or to the adviser or sponsor to the Funds in connection with this Agreement, including but not limited to any fee waivers, conversion cost reimbursements, up front payments, signing payments or periodic payments made or to be made by PFPC to such adviser or sponsor or any affiliate of a Fund relating to the Agreement have been fully disclosed to the Board of Trustees of each Fund and that, if required by applicable law, such Board of Trustees has approved or will approve the terms of this Agreement, any such fees and expenses, and any such benefits.

12. INDEMNIFICATION. Each Fund, on behalf of the Portfolios, agrees to indemnify, defend and hold harmless PFPC and its affiliates, including their respective officers, directors, agents and employees, from all taxes, charges, expenses, assessments, claims and liabilities (including, reasonable attorneys' fees and disbursements and liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws) arising directly or indirectly from any action or omission to act which PFPC takes in connection with the provision of services to a Fund. Neither PFPC, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) caused by PFPC's or its affiliates' own willful misfeasance, bad faith, negligence or reckless disregard in the performance of PFPC's activities under this Agreement, provided that in the absence of a finding to the contrary the acceptance, processing and/or negotiation of a fraudulent payment for the purchase of Shares shall be presumed not to have been the result of PFPC's or its affiliates own willful misfeasance, bad faith, negligence or reckless disregard of such duties and obligations under this Agreement. Any amounts payable by a Fund hereunder shall be satisfied only against the relevant Portfolio's assets and not against the assets of any other investment portfolio of the Fund.

The provisions of this Section 12 shall survive termination of this Agreement.

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13.      RESPONSIBILITY OF PFPC.

         (a) PFPC shall be under no duty to take any action hereunder on behalf of a Fund or any Portfolio except as specifically set forth herein or as may be specifically agreed to by PFPC and the relevant Fund in a written amendment hereto. PFPC shall be obligated to exercise care and diligence in the performance of its duties hereunder and to act in good faith in performing services provided for under this Agreement. PFPC shall be liable only for any damages arising out of PFPC's failure to perform its duties under this Agreement to the extent such damages arise out of PFPC's willful misfeasance, bad faith, negligence or reckless disregard of such duties.

         (b)      Notwithstanding  anything in this  Agreement to the  contrary,
                  (i) PFPC shall not be liable for losses, delays, failure, errors, interruption or loss of data occurring directly or indirectly by reason of circumstances beyond its reasonable control (provided PFPC has acted in accordance with the standard of care set forth above), including without limitation acts of God; action or inaction of civil or military authority; public enemy; war; terrorism; riot; fire; flood; sabotage; epidemics; labor disputes; civil commotion; interruption, loss or malfunction of utilities, transportation, computer or communications capabilities; insurrection; elements of nature; or non-performance by a third party; and (ii) PFPC shall not be under any duty or obligation to inquire into and shall not be liable for the validity or invalidity, authority or lack thereof, or truthfulness or accuracy or lack thereof, of any instruction, direction, notice, instrument or other information which PFPC reasonably believes to be genuine.

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         (c)      Notwithstanding  anything in this  Agreement to the  contrary, neither PFPC nor its affiliates shall be liable for any consequential, special or indirect losses or damages, whether or not the likelihood of such losses or damages was known by PFPC or its affiliates.

         (d) Any claims (including the filing of a suit or, if applicable, commencement of arbitration proceedings) must be asserted by a Fund against PFPC or any of its affiliates within 24 months after the Fund became aware of the claim or the Board of Trustees of the Fund is informed of specific facts that should have alerted it that a basis for such a claim might exist.

         (e) Each party shall have a duty to mitigate damages for which another party may become responsible.

         (f) Notwithstanding anything in this Agreement to the contrary, PFPC shall have no liability for any error or omission of any predecessor service provider(s) to the Funds or for any failure to discover any such error or omission.

         (g) The provisions of this Section 13 shall survive termination of this Agreement.

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14.  DESCRIPTION  OF SERVICES.

(a) SERVICES PROVIDED ON AN ONGOING BASIS. PFPC will perform the following services on an ongoing basis (as applicable):

         (i)      Calculate 12b-1 payments;

         (ii)     Maintain shareholder registrations;

         (iii) Review new applications and correspond with shareholders to complete or correct information;

         (iv)     Direct payment processing of checks or wires;

         (v) Prepare and certify stockholder lists in conjunction with proxy solicitations;

         (vi)     Prepare and mail to shareholders confirmation of activity;

         (vii) Maintain toll-free lines for direct shareholder use, plus customer liaison staff for inquiry response;

         (viii)   Mail  duplicate   confirmations  to  broker-dealers  of  their
                  clients' activity, whether executed through the broker-dealer or directly with the underwriter;

         (ix) Provide periodic shareholder lists and statistics to the Funds;

         (x)      Prepare   periodic  mailing  of  year-end  tax  and  statement
                  information;

         (xi) Notify on a timely basis the investment adviser, accounting agent, and custodian of fund activity;

         (xii) Perform other broker-dealer or shareholder services as may be agreed upon from time to time;

         (xiii)   Accept and post daily Share purchases and redemptions;

         (xiv)    Accept, post and perform shareholder  transfers and exchanges;
                  and

         (xv) Perform certain administrative and ministerial duties relating to opening, maintaining and processing transactions for shareholders or financial intermediaries that trade shares through the NSCC.

(b) PURCHASE OF SHARES. PFPC shall issue and credit an account of an investor, in the manner described in the Fund's prospectus, once it receives:

         (i)      A purchase order in completed proper form;

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         (ii)     Proper information to establish a shareholder account; and

         (iii) Confirmation of receipt or crediting of funds for such order to each Fund's custodian (the "Custodian").

(c) REDEMPTION OF SHARES. PFPC shall process requests to redeem Shares as follows:

         (i) All requests to transfer or redeem Shares and payment therefor shall be made in accordance with the relevant Fund's prospectus, when the shareholder tenders Shares in proper form, accompanied by such documents as PFPC reasonably may deem necessary.

         (ii) PFPC reserves the right to refuse to transfer or redeem Shares until it is satisfied that the endorsement on the instructions is valid and genuine and that the requested transfer or redemption is legally authorized, and it shall incur no liability for the refusal, in good faith, to process transfers or redemptions which PFPC, in its good judgment, deems improper or unauthorized, or until it is reasonably satisfied that there is no basis to any claims adverse to such transfer or redemption.

         (iii) When Shares are redeemed, PFPC shall deliver to the relevant Fund's Custodian and the Fund or its designee a notification setting forth the dollar amount of Shares redeemed. Such redeemed Shares shall be reflected on appropriate accounts maintained by PFPC reflecting outstanding Shares of the Fund and Shares attributed to individual accounts.

         (iv) PFPC shall, upon receipt of the monies provided to it by the Custodian for the redemption of Shares, pay such monies as are received from the Custodian, all in accordance with the procedures established from time to time between PFPC and the relevant Fund.

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         (v)      When a broker-dealer  notifies PFPC of a redemption desired by a customer,  and the Custodian  provides PFPC with funds, PFPC
                  shall   prepare   and  send  the   redemption   check  to  the
                  broker-dealer and made payable to the broker-dealer on behalf of its customer, unless otherwise instructed in writing by the broker-dealer.

         (vi) PFPC shall not process or effect any redemption requests with respect to Shares of the Funds after receipt by PFPC or its agent of notification of the suspension of the determination of the net asset value of the Funds.

(d) DIVIDENDS AND DISTRIBUTIONS. Upon a resolution of a Fund's Board of Trustees, and Written Instructions to PFPC at least one business day before any record date, authorizing the declaration and payment of dividends and distributions, PFPC shall issue dividends and distributions declared by the relevant Fund in Shares, or, upon shareholder election, pay such dividends and distributions in cash, if provided for in that Fund's prospectus. In all cases the ex- and payable date shall be one business day after the record date. Such issuance or payment, as well as payments upon redemption as described above, shall be made after deduction and payment of the required amount of funds to be withheld in accordance with any applicable tax laws or other laws, rules or regulations. PFPC shall mail to each Fund's shareholders such tax forms and other information, or permissible substitute notice, relating to dividends and distributions paid by the relevant Fund as are required to be filed and mailed by applicable law, rule or regulation. PFPC shall prepare, maintain and file with the IRS and other appropriate taxing authorities reports relating to all dividends above a stipulated amount paid by a Fund to its shareholders as required by tax or other law, rule or regulation.

(e)      SHAREHOLDER ACCOUNT SERVICES.

         (i) PFPC may arrange, in accordance with the prospectus, for issuance of Shares obtained through:

                  -     Any  pre-authorized  check plan;
                  -     Direct purchases  through checks and applications; and
                  -     ACH and wire transfers.

         (ii) PFPC may arrange, in accordance with the prospectus, for a shareholder's:

                  - Exchange of Shares for shares of another fund with which the Funds have exchange privileges;
                  - Automatic redemption from an account where that shareholder participates in a automatic redemption plan; and/or
                  - Redemption of Shares from an account with a checkwriting privilege.

(f) COMMUNICATIONS TO SHAREHOLDERS. Upon timely Written Instructions, and at the expense of the Fund, PFPC shall mail all communications by a Fund to its shareholders, including:

         (i)   Reports to shareholders;

         (ii)  Confirmations of purchases and sales of Fund shares;

         (iii) Monthly or quarterly and annual statements;

         (iv)  Dividend and distribution notices; and

         (v)   Tax form information.

(g)      RECORDS.   PFPC  shall  maintain  records  of  the  accounts  for  each shareholder  showing the following  information:

         (i) Name, address and United States Tax Identification or Social Security number;

         (ii)     Number and class of Shares held;

         (iii) Historical information regarding the account of each shareholder, including dividends and distributions paid and the date and price for all transactions on a shareholder's account;

         (iv) Any stop or restraining order placed against a shareholder's account;

         (v) Any correspondence relating to the current maintenance of a shareholder's account;

         (vi)     Information with respect to withholdings; and

         (vii) Any information required in order for PFPC to perform any calculations required by this Agreement.

(h) LOST SHAREHOLDERS. PFPC shall perform such services as are required in order to comply with rule 17Ad-17 of the 1934 Act (the "Lost Shareholder Rule"), including, but not limited to, those set forth below. PFPC may, in its sole discretion, use the services of a third party to perform some of or all such services.

         (i)      documentation of search policies and procedures;

         (ii)     execution of required searches;

         (iii) tracking results and maintaining data sufficient to comply with the Lost Shareholder Rule; and

         (iv) preparation and submission of data required under the Lost Shareholder Rule.

         Except as set forth above, PFPC shall have no responsibility for any escheatment services.

(i)      RETIREMENT PLANS.
         ----------------

         (i) In connection with the individual retirement accounts, simplified employee pension plans, rollover individual retirement plans, educational IRA's and ROTH individual retirement accounts ("IRA Plans"), 403(b) Plans and money purchase and profit sharing plans ("Qualified Plans") (collectively, the "Retirement Plans") within the meaning of
                  Section 408 of the Internal Revenue Code of 1986, as amended (the "Code") sponsored by the Funds for which contributions of the Fund's shareholders (the "Participants") are invested solely in Shares of the Funds, PFPC shall provide the following administrative services:

                  (A) Establish a record of types and reasons for distributions (i.e., attainment of age 59-1/2, disability, death, return of excess contributions, etc.);

                  (B)      Record method of distribution requested and/or made;

                  (C) Receive and process designation of beneficiary forms requests;

                  (D) Examine and process requests for direct transfers between custodians/trustees, transfer and pay over to the successor assets in the account and records pertaining thereto as requested;

                  (E) Prepare any annual reports or returns required to be prepared and/or filed by a custodian of a Retirement Plan, including, but not limited to, an annual fair market value report, Forms 1099R and 5498; and file same with the IRS and provide same to Participant/Beneficiary, as applicable;

                  (F)      Perform  applicable  federal   withholding  and  send
                           Participants/Beneficiaries an annual TEFRA notice regarding required federal tax withholding; and

                  (G) Perform applicable state withholding if so instructed by a Fund.

         (ii) PFPC shall arrange for PFPC Trust Company to serve as custodian for the Retirement Plans sponsored by the Funds.

         (iii) With respect to the Retirement Plans, PFPC shall provide the Funds with the associated Retirement Plan documents for use by the Funds and PFPC shall be responsible for the maintenance of such documents in compliance with all applicable provisions of the Code and the regulations promulgated thereunder.

(j) PRINT MAIL. Each Fund hereby engages PFPC as its exclusive print/mail service provider with respect to those items and for such fees as may be agreed to from time to time in writing by that Fund and PFPC.

(k) PROXY ADVANTAGE. Each Fund hereby engages PFPC as its exclusive proxy solicitation service provider with respect to those items and for such fees as may be agreed to from time to time in writing by that Fund and PFPC.

(l) INTERNET ACCOUNT MANAGEMENT SERVICES. PFPC shall provide to each Fund the services specified in Exhibit B attached hereto and made a part hereof, subject to and in accordance with the terms set forth in such Exhibit B, as such Exhibit B may be amended from time to time.

15. PRIVACY. Each party hereto acknowledges and agrees that, subject to the reuse and re-disclosure provisions of Regulation S-P, 17 CFR Part 248.11, it shall not disclose the non-public personal information of investors in the Fund obtained under this Agreement, except as necessary to carry out the services set forth in this Agreement or as otherwise permitted by law or regulation.


16. ANTI-MONEY LAUNDERING. To the extent the other provisions of this Agreement require PFPC to establish, maintain and monitor accounts of investors in a Fund consistent with securities laws, PFPC shall perform reasonable actions necessary to help the Fund be in compliance with Section 352 of the USA PATRIOT Act, as follows: In this regard, PFPC shall: (a) establish and implement written internal policies, procedures and controls reasonably designed to help prevent the Funds from being used to launder money or finance terrorist activities; (b) provide for independent testing, by an employee who is not responsible for the operation of PFPC's AML program or by an outside party, for compliance with PFPC's established policies and procedures; (c) designate a person or persons responsible for implementing and monitoring the operation and internal controls of PFPC's AML program; and (d) provide ongoing training of PFPC personnel relating to the prevention of money-laundering activities. Upon the reasonable request of a Fund, PFPC shall provide to the Fund: (x) a copy of PFPC's written AML policies and procedures (it being understood such information is to be considered confidential and treated as such and afforded all protections provided to confidential information under this Agreement); (y) at the option of PFPC, a copy of a written assessment or report prepared by the party performing the independent testing for compliance, or a summary thereof, or a certification that the findings of the independent party are satisfactory; and (z) a summary of the AML training provided for appropriate personnel. PFPC agrees to permit inspections relating to its AML program by U.S. Federal departments or regulatory agencies with appropriate jurisdiction and to make available to examiners from such departments or regulatory agencies such information and records relating to its AML program as such examiners shall reasonably request. Without limiting or expanding the foregoing, the parties agree the provisions herein do not apply to Section 326 of the USA PATRIOT Act (or other sections other than Section 352) or regulations promulgated thereunder.

17.      CUSTOMER IDENTIFICATION PROGRAM ("CIP") SERVICES.

(a) To help each Fund comply with its Customer Identification Program (which the Fund is required to have under regulations issued under Section 326 of the USA PATRIOT Act) PFPC will do the following:

         (i) Implement procedures under which new accounts in the Fund are not established unless PFPC has obtained the name, date of birth (for natural persons only), street address and government-issued identification number (collectively, the "Data Elements") for each corresponding Customer (as defined in 31 CFR 103.131).

         (ii) Use collected Data Elements to attempt to reasonably verify the identity of each new Customer promptly before or after each corresponding new account is opened. Methods may consist of non-documentary methods (for which PFPC may use unaffiliated information vendors to assist with such verifications) and documentary methods (as permitted by 31 CFR 103.131), and may include procedures under which PFPC
                  personnel   perform  enhanced  due  diligence  to  verify  the
                  identities of Customers the identities of whom were not successfully verified through the first-level (which will typically be reliance on results obtained from an information vendor) verification process(es).

         (iii)    Record the Data  Elements  and  maintain  records  relating to
                  verification   of  new  Customers   consistent   with  31  CFR
                  103.131(b)(3).

         (iv)     Regularly  report  to the Funds  about  measures  taken  under
                  (a)-(c) above.

         (v) If PFPC provides services by which prospective Customers may subscribe for shares in the Funds via the Internet or telephone, work with the Funds to notify prospective Customers, consistent with 31 CFR 103.(b)(5), about the Funds' CIP.

         (vi) Set forth on a separate fee schedule compensation amounts due for these CIP Services.

(b) Notwithstanding anything to the contrary, and without expanding the scope of the express language above, PFPC need not collect the Data Elements for (or verify) prospective customer (or accounts) beyond the requirements of relevant regulation (for example, PFPC will not verify customers opening accounts through NSCC) and PFPC need not perform any task that need not be performed for the Funds to be in compliance with relevant regulation.

(c) Notwithstanding anything to the contrary, PFPC need not perform any of the steps described above with respect to persons purchasing Shares via exchange privileges.

18.      DURATION AND TERMINATION.

         (a) This Agreement shall be effective on the date first above written and shall continue until August 31, 2009 (the "Initial Term"). Thereafter, this Agreement shall continue automatically for successive terms of one (1) year (each, a "Renewal Term"); provided however, that this Agreement may be terminated at the end of the Initial Term or any subsequent date by the Funds or by PFPC on ninety (90) days' prior written notice to the other. In the event a Fund gives notice of termination, all reasonable expenses associated with movement (or duplication) of records and materials and conversion thereof to a successor service provider(s), and all reasonable and directly related trailing expenses incurred by PFPC, will be borne by that Fund. In the event one Fund terminates this Agreement, this Agreement shall remain in full force and effect with respect to the other Fund until this Agreement is terminated in accordance with its terms.

         (b) If a party hereto fails in any material respect to perform its duties and obligations hereunder (a "Defaulting Party"), the other party (the "Non-Defaulting Party") may give written notice thereof to the Defaulting Party, and if such material breach shall not have been remedied within thirty (30) days after such written notice is given, then the Non-Defaulting Party may terminate this Agreement by giving thirty (30) days written notice of such termination to the Defaulting Party. Termination of this Agreement by the Non-Defaulting Party shall not constitute a waiver of any other rights or remedies with respect to obligations of the parties prior to such termination or rights of PFPC to be reimbursed for out-of-pocket expenses. In all cases, termination by the Non-Defaulting Party shall not constitute a waiver by the Non-Defaulting Party of any other rights it might have under this Agreement or otherwise against the Defaulting Party.

         (c) Notwithstanding anything contained in this Agreement to the contrary, if the Fund is liquidated (a "LIQUIDATION") or the Fund's or one or more Portfolio(s)' assets are merged or purchased or the like with or by another entity that does not use the services of PFPC (a "REORGANIZATION") after the first year of this Agreement, the Fund may terminate this Agreement with respect to the Fund or such Portfolio(s), as applicable, at any time after the occurrence of such Liquidation or Reorganization event by the Board of Trustees of the Fund on 90 days' written notice to PFPC. In such case, if the Fund elects to terminate this Agreement as a result of a Liquidation or with respect to such Portfolio(s) involved in a Reorganization, the Fund shall pay PFPC an amount equal to a "multiplier" times the greater of (x) the monthly average fees due to PFPC under this Agreement during the last three whole months prior to the Liquidation or Reorganization, as applicable, for providing services to the terminating Portfolio(s) or (y) the monthly average fees paid to PFPC for providing services to the terminating Portfolio(s) during the last three whole months prior to delivery of the notice of termination. The "Multiplier" will equal the number of months remaining in the Agreement at the time that PFPC is no longer providing services to the terminating Portfolio(s) under this Agreement divided by three.

         (d) For clarification, if this Agreement is terminated with respect to less than all of the Portfolios, this Agreement will remain in full force and effect with respect to all of the remaining Portfolios.

19. NOTICES. Notices shall be addressed (a) if to PFPC, at 301 Bellevue Parkway, Wilmington, Delaware 19809, Attention: President (or such other address as PFPC may inform the Fund in writing); (b) if to the Funds, at 200 Public Square, 5th Floor, Cleveland, OH 44114, Attention: Kathleen T. Barr; with copies to Drinker Biddle & Reath LLP, One Logan Square, 18th and Cherry Streets, Philadelphia, PA 19103, Attention: Audrey C. Talley, Esq.; or (c) if to neither of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other parties. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

20. AMENDMENTS. This Agreement, or any term thereof, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

21. DELEGATION; ASSIGNMENT. PFPC may assign its rights hereunder to any majority-owned direct or indirect subsidiary of PFPC or of The PNC Financial Services Group, Inc., provided that (i) PFPC gives the Funds at least 30 days' prior written notice of such assignment, (ii) the assignee agrees to comply with the relevant provisions of the 1940 Act, and (iii) PFPC and such assignee promptly provides such information as the Funds may reasonably request and respond to such questions as the Funds may reasonably ask, relative to the assignment or delegation (including, without limitation, the capabilities of the assignee or delegate). To the extent required by the rules and regulations of the NSCC and in order for PFPC to perform the NSCC-related services, the Fund agrees that PFPC may delegate its duties to any affiliate of PFPC that is a member of the NSCC.

22.      COUNTERPARTS.   This   Agreement   may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

23. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

24.      MISCELLANEOUS.

(a) ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties.

(b) NO CHANGES THAT MATERIALLY AFFECT OBLIGATIONS. Notwithstanding anything in this Agreement to the contrary, each Fund agrees not to make any modifications to its registration statement or adopt any policies which would affect materially the obligations or responsibilities of PFPC hereunder without the prior written approval of PFPC, which approval shall not be unreasonably withheld or delayed.

(c) CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(d) INFORMATION. Each Fund will provide such information and documentation as PFPC may reasonably request in connection with services provided by PFPC to the Funds.

(e) GOVERNING LAW. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

(f) PARTIAL INVALIDITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

(g) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(h) NO REPRESENTATIONS OR WARRANTIES. Except as expressly provided in this Agreement, PFPC hereby disclaims all representations and warranties, express or implied, made to the Fund or any other person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement. PFPC disclaims any warranty of title or non-infringement except as otherwise set forth in this Agreement.

(i) FACSIMILE SIGNATURES. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

(j) CUSTOMER IDENTIFICATION PROGRAM NOTICE. To help the U.S. government fight the funding of terrorism and money laundering activities, U.S. Federal law requires each financial institution to obtain, verify, and record certain information that identifies each person who initially opens an account with that financial institution on or after October 1, 2003. Certain of PFPC's affiliates are financial institutions, and PFPC may, as a matter of policy, request (or may have already requested) each Fund's name, address and taxpayer identification number or other government-issued identification number, and, if such party is a natural person, that party's date of birth. PFPC may also ask (and may have already asked) for additional identifying information, and PFPC may take steps (and may have already taken steps) to verify the authenticity and accuracy of these data elements.

(k) BUSINESS TRUST. The names "Allegiant Funds" and "Allegiant Advantage Fund" and of any investment portfolio thereof, and any reference to the "Trustees" of Allegiant Funds and Allegiant Advantage Fund, refer respectively to the Trusts created and the Trustees, as trustees but not individually or personally, acting from time to time under the Declarations of Trust which are hereby referred to and copies of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and at the principal offices of the Trusts. The obligations of Allegiant Funds and Allegiant Advantage Fund entered into in its name, or on behalf of any of its investment portfolios, or on behalf thereof by any of its Trustees, representatives or agents, are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the respective Trust personally, but bind only the relevant Trust's property, and all persons dealing with any class of shares of a Trust must look solely to that Trust property belonging to such class for the enforcement of any claims against that Trust.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                           PFPC INC.


                                           By:  /s/  Wayne D. Weaver
                                              --------------------------------

                                           Name:  Wayne D. Weaver

                                           Title:  Senior Vice President




                                           ALLEGIANT ADVANTAGE FUND


                                           By:  /s/  Kathleen T. Barr
                                              --------------------------------

                                           Name:  Kathleen T. Barr

                                           Title:  Chief Administrative Officer




                                           ALLEGIANT FUNDS


                                           By:  /s/  Kathleen T. Barr
                                              --------------------------------

                                           Name: Kathleen T. Barr

                                           Title:  Chief Administrative Officer

                                    EXHIBIT A
                                    ---------

         THIS EXHIBIT A, dated as of June 10, 2006, is Exhibit A to that certain Transfer Agency Services Agreement dated as of June 10, 2006, among PFPC Inc. and Allegiant Funds and Allegiant Advantage Fund.

                                 ALLEGIANT FUNDS

                   ALLEGIANT INTERMEDIATE TAX EXEMPT BOND FUND
                        ALLEGIANT INTERMEDIATE BOND FUND
                ALLEGIANT OHIO INTERMEDIATE TAX EXEMPT BOND FUND
                      ALLEGIANT LIMITED MATURITY BOND FUND
                      ALLEGIANT TOTAL RETURN ADVANTAGE FUND
             ALLEGIANT PENNSYLVANIA INTERMEDIATE MUNICIPAL BOND FUND
                               ALLEGIANT BOND FUND
                       ALLEGIANT GOVERNMENT MORTGAGE FUND
               ALLEGIANT MICHIGAN INTERMEDIATE MUNICIPAL BOND FUND
                         ALLEGIANT ULTRA SHORT BOND FUND
                          ALLEGIANT S&P 500 INDEX FUND
                       ALLEGIANT BALANCED ALLOCATION FUND
                         ALLEGIANT LARGE CAP GROWTH FUND
                         ALLEGIANT LARGE CAP VALUE FUND
                    ALLGNT MULTI-FACTOR SMALL CAP VALUE FUND
                       ALLEGIANT INTERNATIONAL EQUITY FUND
                         ALLEGIANT SMALL CAP GROWTH FUND
                      ALLEGIANT LARGE CAP CORE EQUITY FUND
                          ALLEGIANT MID CAP GROWTH FUND
                      ALLEGIANT AGGRESSIVE ALLOCATION FUND
                     ALLEGIANT CONSERVATIVE ALLOCATION FUND
                          ALLEGIANT MID CAP VALUE FUND
                          ALLEGIANT SMALL CAP CORE FUND
                   ALLEGIANT MULTI-FACTOR SMALL CAP CORE FUND
                  ALLEGIANT MULTI-FACTOR SMALL CAP GROWTH FUND
               ALLEGIANT MULTI-FACTOR SMALL CAP FOCUSED VALUE FUND
                   ALLEGIANT OHIO MUNICIPAL MONEY MARKET FUND
                      ALLEGIANT TREASURY MONEY MARKET FUND
                           ALLEGIANT MONEY MARKET FUND
                     ALLEGIANT GOVERNMENT MONEY MARKET FUND
                     ALLEGIANT TAX EXEMPT MONEY MARKET FUND
               ALLEGIANT PENNSYLVANIA TAX EXMPT MONEY MARKET FUND

                            ALLEGIANT ADVANTAGE FUND

                         Institutional Money Market Fund

                                    EXHIBIT B

                      INTERNET ACCOUNT MANAGEMENT SERVICES

1. DEFINITIONS. Any term not herein defined in this Exhibit B shall have the meaning given such term in the Agreement. The following definitions shall apply to this Exhibit B:

         (a) "End-User" shall mean any Shareholder that accesses the PFPC System via Internet Account Management.

         (b) "Fund Web Site" means the collection of electronic documents, electronic files and pages residing on any computer system(s) maintained on behalf of a Fund, connected to the Internet and accessible by hypertext link through the World Wide Web to and from Internet Account Management.

         (c) "Internet Account Management Services" means the services identified in Section 2 hereof to be provided by PFPC utilizing the Fund Web Site, the Internet and certain software, equipment and systems provided by PFPC, telecommunications carriers and security providers which have been certified by ICSA or a nationally-recognized audit firm (including but not limited to firewalls and encryption), whereby Inquires may be performed and Transactions may be requested by accessing Internet Account Management via hypertext link from the Fund Web Site.

         (d) "Inquiry" shall mean any access to the PFPC System via Internet Account Management initiated by an End-User which is not a Transaction.

         (e) "Internet" shall mean the communications network comprised of multiple communications networks linking education, government, industrial and private computer networks.

         (f) "Internet Account Management" means the collection of electronic documents, electronic files and pages residing on PFPC's computer system(s) (or those elements of the computer system of one or more Internet Service Providers ("ISPs") retained by PFPC and necessary for PFPC's services hereunder), connected to the Internet and accessible by hypertext link from the Fund Web Site through the World Wide Web, where the Inquiry and Transaction data fields and related screens provided by PFPC may be viewed.

         (g) "Shareholder" means the record owner or authorized agent of the record owner of shares of a Fund.

         (h) "Transaction" shall mean purchase, redemption, exchange or any other activity involving the movement of Shares initiated by an End-User.

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

2. PFPC RESPONSIBILITIES. Subject to the provisions of this Exhibit B, PFPC shall provide or perform, or shall retain other persons to provide or perform, the following, at PFPC's expense (unless otherwise provided herein):

         (a) provide all computers, telecommunications equipment, encryption technology and other materials and services reasonably necessary to develop and maintain Internet Account Management to permit persons to be able to view information about a Fund and to permit End-Users with appropriate identification and access codes to perform Inquiries and initiate Transactions;

         (b) address and mail, at a Fund's expense, notification and promotional mailings and other communications provided by a Fund to Shareholders regarding the availability of Internet Account Management Services;

         (c) prepare and process new account applications received through Internet Account Management from Shareholders determined by a Fund to be eligible for such services and in connection with such, a Fund agrees as follows:

                  (i) to permit the establishment of Shareholder bank account information over the Internet in order to facilitate purchase activity through the Automated Clearing House ("ACH");

                  (ii) the ACH prenote process will be waived and the ACH status will be set to active; and

                  (iii) a Fund shall be responsible for any resulting gain/loss liability associated with the ACH process.

         (d) process the set up of user ID and password, as described in the Internet Account Management Product Guide provided to a Fund, which shall include verification of initial user registration of user ID and password maintaining, changing and forgot password, as well as maintaining user ID security profile;

         (e) provide installation services which shall include, review and approval of a Fund's network requirements, recommending method of establishing (and, as applicable, cooperate with a Fund to implement and maintain) a hypertext link between Internet Account Management and the Fund Web Site and testing the network connectivity and performance;

         (f) establish systems to guide, assist and permit End-Users who access Internet Account Management from the Fund Web Site to electronically perform Inquires and create and transmit Transaction requests to PFPC;

         (f) deliver to a Fund one (1) copy of the PFPC Internet Account Management Product Guide, as well as all updates thereto on a timely basis;

         (g) deliver a monthly billing report to a Fund, which shall include a report of Inquiries and Transactions;

         (h) provide a form of encryption that is generally available to the public in the U.S. for standard Internet browsers and establish, monitor and verify firewalls and other security features (commercially reasonable for this type of information and data) and exercise commercially reasonable efforts to attempt to maintain the security and integrity of Internet Account Management;

         (i) exercise reasonable efforts to maintain all on-screen disclaimers and copyright, trademark and service mark notifications, if any, provided by a Fund to PFPC in writing from time to time, and all "point and click" features of Internet Account Management relating to Shareholder acknowledgment and acceptance of such disclaimers and notifications;

         (j)  provide   periodic  site   visitation   (hit  reports)  and  other
  information regarding End-User activity under this Exhibit B as agreed by PFPC and a Fund from time to time;

         (k) monitor the telephone lines involved in providing Internet Account Management Services and inform a Fund promptly of any malfunctions or service interruptions;

         (l) periodically scan PFPC's Internet interfaces and Internet Account Management for viruses and promptly remove any such viruses located thereon; and

         (m) maintenance and support of Internet Account Management, which includes providing error corrections, minor enhancements and interim upgrades to Internet Account Management which are made generally available to Internet Account Management customers and providing help desk support to provide assistance to Fund employees with a Fund's use of Internet Account Management; maintenance and support shall NOT include (i) access to or use of any substantial added functionality, new interfaces, new architecture, new platforms, new versions or major development efforts, unless made generally available by PFPC to Internet Account Management clients, as determined solely by PFPC; or (ii) maintenance of customized features.

         Notwithstanding anything in this Exhibit B or the Agreement to the contrary, a Fund recognizes and acknowledges that (i) a logon I.D. and password are required by End-Users to access PFPC's Internet Account Management; (ii) End-User's Web Browser and ISP must support Secure Sockets Layer (SSL) encryption technology; and (iii) PFPC will not provide any software for access to the Internet; software must be acquired from a third-party vendor.

3. FUND RESPONSIBILITIES. Subject to the provisions of this Exhibit B and the Agreement, a Fund shall at its expense (unless otherwise provided herein):

         (a) provide, or retain other persons to provide, all computers, telecommunications equipment, encryption technology and other materials, services, equipment and software reasonably necessary to develop and maintain the Fund Web Site, including the functionality necessary to maintain the hypertext links to Internet Account Management;

         (b) promptly provide PFPC written notice of changes in Fund policies or procedures requiring changes to the Internet Account Management Services;

         (c) work with PFPC to develop Internet marketing materials for End-Users and forward a copy of appropriate marketing materials to PFPC;

         (d) revise and update the applicable prospectus(es) and other pertinent materials, such as user agreements with End-Users, to include the appropriate consents, notices and disclosures for Internet Account Management Services, including disclaimers and information reasonably requested by PFPC;

         (e) maintain all on-screen disclaimers and copyright, trademark and service mark notifications, if any, provided by PFPC to a Fund in writing from time to time, and all "point and click" features of the Fund Web Site relating to acknowledgment and acceptance of such disclaimers and notifications; and

         (f) design and develop the Fund Web Site functionality necessary to facilitate, implement and maintain the hypertext links to Internet Account Management and the various Inquiry and Transaction web pages and otherwise make the Fund Web Site available to End-Users.

4.       STANDARDS OF CARE FOR INTERNET SERVICES.

         (a) Notwithstanding anything in the Agreement or this Exhibit B to the contrary (other than as set forth in the immediately succeeding sentence) with respect to the provision of services set forth in this Exhibit B (i) PFPC shall be liable only for its own willful misfeasance, bad faith, negligence or reckless disregard in the provision of such services and (ii) a Fund shall indemnify, defend and hold harmless PFPC and its affiliates (including their respective officers, directors, agents and employees) from all taxes, charges, expenses, assessments, claims and liabilities (including reasonable attorneys' fees and disbursements and liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws) incurred by such indemnified parties with respect to such services except for those for which PFPC is liable under sub-clause (i) of this sentence. For clarity, the provisions of the immediately preceding sentence shall not limit Sections 13(b), 13(c) or 13(d) of the Agreement or Section 7(c) of this Exhibit B. The provisions of this Section 4(a) shall survive termination of the Agreement and the provision of services set forth in this Exhibit B.

         (b) Notwithstanding anything to the contrary contained in the Agreement or this Exhibit B, PFPC shall not be obligated to ensure or verify the accuracy or actual receipt, or the transmission, of any data or information contained in any transmission via Internet Account Management Services or the consummation of any Inquiry or Transaction request not actually received by PFPC. A Fund shall advise End-Users to promptly notify a Fund or PFPC of any errors or inaccuracies in Shareholder data or information transmitted via Internet Account Management Services.

5.       PROPRIETARY RIGHTS.

         (a) Each of the parties acknowledges and agrees that it obtains no rights in or to any of the software, hardware, processes, trade secrets, proprietary information or distribution and communication networks of the other under this Exhibit B. Any software, interfaces or other programs a party provides to the other under this Exhibit B shall be used by such receiving party only during the term of this Exhibit B and only in accordance with the provisions of this Exhibit B and the Agreement. Any interfaces, other software or other programs developed by one party shall not be used directly or indirectly by or for the other party or any of its affiliates to connect such receiving party or any affiliate to any other person, without the first party's prior written approval, which it may give or withhold in its sole discretion. Except in the normal course of business and in conformity with Federal copyright law or with the other party's consent, neither party nor any of its affiliates shall disclose, use, copy, decompile or reverse engineer any software or other programs provided to such party by the other in connection herewith.

         (b) The Fund Web Site and Internet Account Management may contain certain intellectual property, including, but not limited to, rights in copyrighted works, trademarks and trade dress that is the property of the other party. Each party retains all rights in such intellectual property that may reside on the other party's web site, not including any intellectual property provided by or otherwise obtained from such other party. To the extent the intellectual property of one party is cached to expedite communication, such party grants to the other a limited, non-exclusive, non-transferable license to such intellectual property for a period of time no longer than that reasonably necessary for the communication. To the extent that the intellectual property of one party is duplicated within the other party's web site to replicate the "look and feel," "trade dress" or other aspect of the appearance or functionality of the first site, that party grants to the other a limited, non-exclusive, non-transferable license to such intellectual property for the duration of this Exhibit B. This license is limited to the intellectual property needed to replicate the appearance of the first site and does not extend to any other intellectual property owned by the owner of the first site. Each party warrants that it has sufficient right, title and interest in and to its web site and its intellectual property to enter into these obligations, and that to its knowledge, the license hereby granted to the other party does not and will not infringe on any U.S. patent, United States copyright or other United States proprietary right of a third party.

         (c) Each of the parties hereto agrees that the nonbreaching party would not have an adequate remedy at law in the event of the other party's breach or threatened breach of its obligations under Sections 5(a) or 5(b) of this Exhibit B and that the nonbreaching party would suffer irreparable injury and damage as a result of any such breach. Accordingly, in the event either party breaches or threatens to breach the obligations set forth in Sections 5(a) or 5(b) of this Exhibit B, in addition to and not in lieu of any legal or other remedies a party may pursue hereunder or under applicable law, each party hereto hereby consents to the granting of equitable relief (including the issuance of a temporary restraining order, preliminary injunction or permanent injunction) against it by a court of competent jurisdiction, without the necessity of proving actual damages or posting any bond or other security therefor, prohibiting any such breach or threatened breach. In any proceeding upon a motion for such equitable relief, a party's ability to answer in damages shall not be interposed as a defense to the granting of such equitable relief. The provisions of this Section 5(c) shall survive termination of the Agreement and the provision of services set forth in this Exhibit B.

6. REPRESENTATION AND WARRANTY. Neither party shall knowingly insert into any interface, other software, or other program provided by such party to the other hereunder, or accessible on Internet Account Management or Fund Web Site, as the case may be, any "back door," "time bomb," "Trojan Horse," "worm," "drop dead device," "virus" or other computer software code or routines or hardware components designed to disable, damage or impair the operation of any system, program or operation hereunder. For failure to comply with this warranty, the non-complying party shall immediately replace all copies of the affected work product, system or software. All costs incurred with replacement including, but not limited to, cost of media, shipping, deliveries and installation shall be borne by such party.

7.       LIABILITY LIMITATIONS; INDEMNIFICATION.

         (a) THE INTERNET. Each party acknowledges that the Internet is an unsecured, unstable, unregulated, unorganized and unreliable network, and that the ability of the other party to provide or perform services or duties hereunder is dependent upon the Internet and equipment, software, systems, data and services provided by various telecommunications carriers, equipment manufacturers, firewall providers, encryption system developers and other vendors and third parties. Each party agrees that the other shall not be liable in any respect for the functions or malfunctions of the Internet. Each party agrees the other shall not be liable in any respect for the actions or omissions of any third party wrongdoers (i.e., hackers not employed by such party or its affiliates) or of any third parties involved in the Internet Account Management Services and shall not be liable in any respect for the selection of any such third party, unless such party selected the third party in bad faith or in a grossly negligent manner.

         (b) PFPC'S EXPLICIT DISCLAIMER OF CERTAIN WARRANTIES. EXCEPT AS SPECIFICALLY PROVIDED IN SECTIONS 2 AND OF THIS EXHIBIT B, ALL SOFTWARE AND SYSTEMS DESCRIBED IN THIS EXHIBIT B ARE PROVIDED "AS-IS" ON AN "AS-AVAILABLE" BASIS, AND PFPC HEREBY SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

         (c) CROSS-INDEMNITY. Each party hereto agrees to indemnify, defend and hold harmless the other party and its affiliates (and their respective officers, directors, agents and employees) from all taxes, charges, expenses, assessments, claims and liabilities (including reasonable attorneys' fee and disbursements and liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws) ("Liabilities") arising in connection with any claims that any Internet Account Management Services or related work product infringes any proprietary or other rights or any infringement claim against any of such persons based on the party's intellectual property licensed to the other party hereunder (provided the other party has used such intellectual property in conformity with the product guidelines), except to the extent such Liabilities result directly from the gross negligence or knowing or willful misconduct of the other party or its related indemnified parties. The provisions of this
Section 7(c) shall survive termination of the Agreement and the provision of services set forth in this Exhibit B.

8.       MISCELLANEOUS.

         (a) INDEPENDENT CONTRACTOR. The parties hereto are and shall remain independent contractors, and nothing herein shall be construed to create a partnership or joint venture between them and none of them shall have the power or authority to bind or obligate the other in any manner not expressly set forth herein. Any contributions to Internet Account Management by a Fund and any contributions to the Fund Web Site by PFPC shall be works for hire pursuant to
Section 101 of the Copyright Act.

         (b) CONFLICT WITH AGREEMENT. In the event of a conflict between specific terms of this Exhibit B and the Agreement, this Exhibit B shall control as to Internet Account Management Services.